EXHIBIT 99.4

McDONALD’S CORPORATION

DIRECTORS’ DEFERRED COMPENSATION PLAN

Section 1

Introduction

1.1 The Plan. McDonald’s Corporation (the “Company”) first established the McDonald’s Directors’ Deferred Compensation Plan (the “Plan”) for the members of its Board of Directors (the “Board”) who are not officers or employees of the Company (“Outside Director” or “Outside Directors”) on July 1, 1984. Effective January 19, 1995, in order to reflect the Plan’s focus on creating an identity of interest between the Company’s Outside Directors and its shareholders, the Plan was renamed the “Directors’ Stock Plan.” The Plan was later amended and restated effective September 19, 1996, July 15, 1997, May 17, 2001, December 3, 2003 and March 22, 2007 (at which time the Plan was renamed the “Directors’ Deferred Compensation Plan”). The Plan is hereby further amended effective as of January 1, 2008 (the “Effective Date”) to comply with the requirements set forth in final regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

1.2 Purpose. The purposes of the Plan are: to advance the Company’s interests by attracting and retaining well-qualified Outside Directors (“Directors”); to provide such individuals with incentives to put forth maximum efforts for the long term success of the Company’s business; and to provide a vehicle to increase the identity of interest between Directors and shareholders.

1.3 Plan Administration. The Plan shall be administered by the Controller of the Company (the “Plan Administrator”). The Plan Administrator shall have discretionary authority to interpret and administer the Plan, to correct errors in administration, and otherwise to implement the Plan, in each case consistent with its purposes and intent. The Plan Administrator shall also have the power to take such other actions as are necessary so that transactions pursuant to the Plan do not result in liability under Section 16(b) of the Securities Exchange Act of 1934. All actions of the Plan Administrator with respect to the Plan shall be final and binding on all persons.

1.4 Compliance with Section 409A. This Plan is intended to comply with the requirements of Section 409A of the Code and applicable regulations and rulings promulgated thereunder (“Section 409A”) with respect to all amounts deferred after December 31, 2004, and the earnings thereon, and this Plan shall be interpreted accordingly.

Amounts deferred prior to December 31, 2004, and earnings thereon, shall be credited to the Directors’ “Grandfathered Accounts” maintained pursuant to Section 0 and distributed in accordance with the provisions of 0. The distribution provisions applicable to Grandfathered Accounts have not been materially modified on or after October 3, 2004. Accordingly, the Grandfathered Accounts are not subject to the requirements of Section 409A.

Notwithstanding any other provision of this Plan, there shall be no acceleration of payment of amounts deferred after December 31, 2004 or the earnings thereon that is not permitted by Section 409A. Furthermore, no amendment or termination of the Plan shall be effective to the extent that it would cause the Grandfathered Accounts hereunder to become subject to Section 409A.

Section 2

Accounts

2.1 Accounts. The Plan shall establish the following Accounts, as applicable, for each Director:

(a)	Grandfathered Accounts. An Account for compensation that is not subject to Section 409A because it was deferred on or before December 31, 2004, and the earnings thereon, hereinafter, the “Grandfathered Account.” Each Grandfathered Account may be further divided into amounts deferred pursuant to a particular year’s deferral election.

(b)	Nongrandfathered Accounts. An Account for compensation that is subject to Section 409A because it was deferred after December 31, 2004, and the earning thereon, hereinafter, the “Nongrandfathered Account.” Each Nongrandfathered Account may be further divided into amounts deferred pursuant to a particular year’s deferral election.

Section 3

Deferred Benefit Feature: Participation and Deferral Elections

3.1 Elected Deferred Benefits. Each Director may make an election (a “Deferral Election”) to defer all or any part of the fees (including annual and committee retainers and Board and committee meeting fees, to the extent applicable) to be received by such Director for periods of service on the Board after the Effective Date (“Elected Deferred Benefits”) in accordance with Section 0. Elected Deferred Benefits shall be credited to the Nongrandfathered Account for each Director on a quarterly basis at a time and in a manner reasonably determined by the Controller of the Company.

3.2 Stock Equivalent Benefit.

(a)	In addition to any Elected Deferred Benefits, each Director shall receive a stock equivalent benefit, which shall be determined in the manner described in this Section 0 (“Stock Equivalent Benefit”) and credited to his or her Nongrandfathered Account.

(b)

On December 31 of each calendar year commencing on or after the Effective Date, the Nongrandfathered Account of each Director, who was a Director for all of that calendar year, shall be credited with a Stock Equivalent Benefit equal to $90,000 or such other amount as may be determined by the Board for such year (the “Annual Stock Equivalent Amount”). The Nongrandfathered Account of each Director, who was a Director for less than the entire calendar year, shall be credited with a Stock Equivalent Benefit equal to the Annual Stock Equivalent Benefit Amount for such calendar year times the number of days during that calendar year on which such individual was a Director divided by the total number of days in that calendar year.

3.3 Timing of Deferral Elections. Each Director may make a Deferral Election with respect to fees earned in a calendar year as provided in Section 0 by filing a written election with the Company on or before December 31 the calendar year preceding the year in which the Director will earn the fees to be deferred. A person who becomes a Director during a calendar year may make a Deferral Election as provided in Section 0 with respect to fees for services performed during the portion of such calendar year following the delivery of such Deferral Election to the Company. Such a Deferral Election must be made in writing and delivered to the Company within 30 days after becoming a Director. Any Deferral Election made for a calendar year pursuant to this Section 0 shall be irrevocable.

3.4 Payment Form Election. A Director electing to defer Elected Deferred Benefits may make an irrevocable election to have those Elected Deferred Benefits (and any earnings thereon) paid (within 30 days after, or beginning within 30 days after, a Specified Payment Date (as defined below). Notwithstanding any such election, if a Specified Payment Date is later than the Director’s General Payment Date (as defined in Section 0), such Elected Deferred Benefits (and any earnings thereon) shall be paid or begin to be paid in accordance with Section 0.

A “Specified Payment Date” means a date specified by the Director at the time he or she elects to defer the Elected Deferred Benefits in question, which date must be March 31, June 30 or September 30 of a specified year in the future, but no earlier than the March 31st of the calendar year following the year in which the deferred amounts would have been paid (if they had not been deferred).

Section 4

Payment of Benefits – Nongrandfathered Account

4.1 Form of Payment. All payments shall be made in cash, in an amount equal to the market value of a share of McDonald’s Stock (determined in accordance with Section 0) on the day before the date of payment, times the number of shares and fractions thereof for which payment is being made.

4.2 Payment Date. A Director’s “Payment Date” shall mean either the Specified Payment Date or the General Payment Date (as defined in Section 0), as applicable.

(a)	Specified Payment Date. If a Specified Payment Date applies to a portion of a Director’s Nongrandfathered Account (including the specified payment date in effect as of the Effective Date with respect to any amounts deferred prior to the Effective Date), such portion of the Director’s Nongrandfathered Account shall be paid, or begin to be paid, within 30 days after such Specified Payment Date unless the Director’s General Payment Date occurs prior to the Specified Payment Date.

(b)	General Payment Date. The balance in a Director’s Nongrandfathered Account, other than the portion, if any, of the Director’s Nongrandfathered Account for which payment has previously commenced pursuant to Section 0, shall be paid, or begin to be paid, in April of the calendar year following the year of the Director’s Termination or death, whichever occurs first (the “General Payment Date”).

4.3 Form of Payment.

(a)	Distributions Prior to Death. Except as provided in (b) below, a Director’s Nongrandfathered Account shall automatically be paid in a single lump sum promptly following the applicable Payment Date(s), unless and to the extent a valid written installment distribution election has been filed in accordance with Section 0 (including any valid written installment distribution election filed prior to the Effective Date with respect to amounts deferred prior to the Effective Date). Installment payments shall be made annually in substantially equal installments over the installment period specified in the installment distribution election, beginning at or within 30 days after the applicable Payment Date. Each installment payment shall be computed by dividing the balance of the portion of the Nongrandfathered Account that is to be paid in installments by the number of payments remaining in the installment period.

(b)	Acceleration of Distributions Upon Death. During the first month of the first calendar quarter following the death of a current or former Director, the entire unpaid balance of his Nongrandfathered Account shall automatically be paid in a single lump sum notwithstanding any valid written installment distribution election then in effect.

4.4 Installment Payments. A Director may make a separate installment distribution election for each calendar year’s Stock Equivalent Benefit and Elected Deferred Benefit (if any). An installment distribution election may apply to all or any portion of the Stock Equivalent Benefit and Elected Deferred Benefit (if any) deferred for such calendar year (and any earnings thereon) and shall specify the period of years (up to a maximum of 15 years) over which installment payments are to be made. Installment distribution elections with respect to a calendar year’s Stock Equivalent Benefit and Elected Deferred Benefit deferred must be made at the time the Director elects to defer the Elected Deferred Benefit for the calendar year in question or, if no Elected Deferred Benefit is elected for that calendar year, not later than the latest time at which such an election would be permitted. Except as provided in Section 4.3(b), an installment distribution election is irrevocable once made, and payments of both the Stock Equivalent Benefit and any Elected Deferred Benefit for the applicable calendar year (and any earnings thereon) will be made in accordance with such election notwithstanding the subsequent Termination of the Director.

Section 5

Payment of Benefits – Grandfathered Account

5.1 Form of Payment. All payments shall be made in cash, in an amount equal to the market value of a share of McDonald’s Stock (determined in accordance with Section 0) on the day before the date of payment, times the number of shares and fractions thereof for which payment is being made.

5.2 Payment Date. A Director’s “Payment Date” shall mean either the Specified Payment Date (as defined in Section 0) or the General Payment Date (as defined in Section 0), as applicable.

(a)	Specified Payment Date. If the Director designated a specified payment date (a “Specified Payment Date”) in accordance with the terms of the Plan in effect prior to October 3, 2004 with respect to any amounts deferred prior to January 1, 2005, the portion of the Director’s Grandfathered Account to which such Specified Payment Date applies shall be paid, or begin to be paid, promptly after such Specified Payment Date unless the Director’s death or Termination occurs prior to the Specified Payment Date.

(b)	General Payment Date. The balance in a Director’s Grandfathered Account, other than the portion, if any, that is distributable pursuant to Section 0, shall be paid, or begin to be paid, in April of the calendar year following the year of the Director’s Termination or death, whichever occurs first (the “General Payment Date”).

5.3 Method of Payment. A Director’s Grandfathered Account shall automatically be paid in a single lump sum promptly following the applicable Payment Date(s), unless and to the extent a valid written installment distribution election has been filed in accordance with this Section 0. Installment payments shall be made annually in substantially equal installments over the installment period specified, beginning at or promptly following the applicable Payment Date. Each installment payment shall be computed by dividing the balance of the Grandfathered Account that is to be paid in installments by the number of payments remaining in the installment period.

5.4 Installment Distribution Elections. An installment distribution election must be made on or before December 31 of the calendar year preceding the calendar year in which the applicable Payment Date occurs. An installment distribution election may apply to all or any portion of the Grandfathered Account for which payment is to be made, and shall specify the period of years (up to a maximum of 15 years) over which installment payments are to be made. Installment distribution elections with respect to a Director’s Grandfathered Account may be made during the Director’s lifetime only by the Director. Except as provided below in this Section 0, an installment distribution election is irrevocable once made, and payments will be made in accordance with the installment distribution election in effect as of the applicable Payment Date notwithstanding the subsequent Termination or death of the Director.

(a)	If a Director’s Termination occurs before a Specified Payment Date for any portion of his or her Grandfathered Account, the Director may, on or before December 31 of the calendar year in which the Termination occurs, revoke or change an installment distribution election the Director had made with respect to that portion of his or her Grandfathered Account before the Termination.

(b)	If a Director dies before his or her Termination, any installment distribution elections with respect to any portions of his or her Grandfathered Account to which a Specified Payment Date before the date of death applied shall continue to govern the payout of those portions of his or her Grandfathered Account.

(c)	If a Director dies before his or her Termination, installment distribution elections with respect to any portions of his or her Grandfathered Account other than those governed by Section 0 shall automatically be considered revoked, the Beneficiaries entitled to receive the Account under Section 0 shall be entitled to make an irrevocable installment distribution election at any time on or before December 31 of the calendar year in which the Director’s death occurs, and the remainder of the Director’s Grandfathered Account shall be paid to such Beneficiaries in accordance with Section 0, taking into account any installment distribution elections that remain in effect pursuant Section 0.

Section 6

Investments, Earnings, and Vesting

6.1 Investments. All amounts deferred under this Plan in any Account shall be treated as if such Account was invested in McDonald’s Corporation common stock (“McDonald’s Stock”).

6.2 Adjustment of Accounts. Each Director’s Account shall be adjusted periodically (but no less than once each year), at a time or times and in a manner reasonably determined by the Controller of the Company and as of the date of any payment from the Account, in order to treat such Account as though all amounts credited to it had been invested in shares of McDonald’s Stock by reflecting income (including dividends), gains and losses in the amounts and at the times as such would have occurred if an amount equal to each credit to such Account were invested in shares (including fractional shares) of McDonald’s Stock at a per-share price equal to the market value of a share of McDonald’s Stock on the date such credit was made (determined in accordance with Section 0).

6.3 Funding. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund or otherwise segregate assets to be used for payment of benefits under the Plan. While the Company may cause investments in shares of McDonald’s Stock to be made through open market purchases in amounts equal or unequal to amounts payable hereunder, the Company shall not be under any obligation to make such investments and any such investment shall remain subject to the claims of its general creditors and the amounts payable to any Directors under the Plan shall not be affected by any such investment. Notwithstanding the foregoing, the Company, in its discretion, may maintain one or more trusts to hold assets to be used for payment of benefits under the Plan; provided that the assets of such trust shall be subject to the creditors of the Company in the event that the Company becomes insolvent or is subject to bankruptcy or insolvency proceedings. Any payments by such a trust of benefits provided hereunder shall be considered payment by the Company and shall discharge the Company of any further liability for the payments made by such trust.

6.4 Vesting. Each Director shall be fully vested at all times in the balance of his or her Account.

Section 7

General Provisions

7.1 Termination. For purposes of this Plan “Termination” means a Director’s ceasing to be a member of the Board for any reason other than his or her death; provided, that with respect to a Director’s Nongrandfathered Account, the term “Termination” shall be interpreted in a manner consistent with the definition of “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h).

7.2 Beneficiaries. Each Director shall have the right to name a beneficiary or beneficiaries who shall receive the benefits hereunder in the event of the Director’s death prior to the payment of his or her entire Accounts. If the Director fails to designate beneficiaries or if all such beneficiaries predecease the Director, benefits shall be paid to the Director’s surviving spouse, and if none, then to the Director’s estate. To be effective, any beneficiary designation shall be filed in writing with the Company. A Director may revoke an existing beneficiary designation by filing another written beneficiary designation with the Company. The latest beneficiary designation received by the Company shall be controlling.

7.3 Retention Rights. Establishment of the Plan shall not be construed to give a Director the right to be retained on the Board or to any benefits not specifically provided by the Plan.

7.4 Interests Not Transferable. Except as to withholding of any tax required under the laws of the United States or any state or locality and except with respect to designation of a beneficiary to receive benefits in the event of the death of a Director, no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt by a Director to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits whether current or thereafter payable, shall be void. No benefit shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his or her benefits under the Plan, or if by any reason of his or her bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Company in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan or his or her spouse, children or other dependents, or any of them, in such manner as the Company may deem proper.

7.5 Amendment and Termination. The Board intends the Plan to be permanent, but reserves the right at any time to modify, amend or terminate the Plan, provided, however, that benefits credited as provided herein shall constitute an irrevocable obligation of the Company.

7.6 Controlling Law. The law of Illinois, except its law with respect to choice of law, shall be controlling in all manners relating to the Plan.

7.7 Number. Words in the plural shall include the singular and the singular shall include the plural.

7.8 Value of McDonald’s Stock. The market value of McDonald’s Stock for purposes hereof on a given day shall be the closing price, at the close of normal trading hours, of McDonald’s Stock on the New York Stock Exchange Composite Tape on that day (or, if quotations for McDonald’s Stock are not reported on the New York Stock Exchange Composite Tape on that day, such closing price of McDonald’s Stock on the New York Stock Exchange Composite Tape on the first day preceding such day on which such quotations are so reported).

Approved by the Board of Directors on November 29, 2007, with effect as of January 1, 2008.